UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Agreement.

On January 15, 2015, Orthofix International N.V. (the “Company”), Orthofix Holdings, Inc. (“Holdings”) and certain wholly owned subsidiaries of the Company and Holdings (together with the Company and Holdings, the “Credit Parties”), and certain required lender parties thereto, entered into a Commitment Reduction and Limited Waiver (the “Commitment Reduction and Limited Waiver”) pursuant to the Credit Agreement, dated as of August 30, 2010, as amended, among the Credit Parties and the Lenders (the “Credit Agreement”). The Commitment Reduction and Limited Waiver was entered into in connection with the previously disclosed delayed filing of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014 (the “Late Reports”), as well as the previously disclosed anticipated financial restatement for the fiscal years ended December 31, 2013, 2012 and 2011, and the fiscal quarter ended March 31, 2014 (the “Further Restatement”).

Under the Commitment Reduction and Limited Waiver, the Lenders have further extended through February 28, 2015 the limited waiver previously granted to the Credit Parties with respect to the Company’s delivery of quarterly financial statements of the Company and its subsidiaries with respect to each of the fiscal quarters ending on June 30, 2014 and September 30, 2014, and related financial covenant certificates.

In addition, at the Company’s request, the Lenders have agreed to reduce the size of the revolving loan commitment under the Credit Agreement from $200 million to $100 million through the Credit Agreement’s maturity date on August 30, 2015. As of the date hereof, the Company and Holdings have no amounts drawn under the Credit Agreement.

The foregoing description does not constitute a complete summary of the terms of the Commitment Reduction and Limited Waiver and is qualified in its entirety by reference to the full text of the Commitment Reduction and Limited Waiver, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, the Company recently requested an additional extension from a Nasdaq Hearings Panel (the “Hearings Panel”) to permit additional time for the Company to complete the Late Reports and the Further Restatement. On January 15, 2015, the Company received notice from NASDAQ’s Office of General Counsel that the Hearings Panel has granted the Company continued listing through March 31, 2015, conditioned upon the Company being current in its filing obligations with the Securities and Exchange Commission (the “SEC”) as of such date (including by having filed with the SEC on or prior to such date the Late Reports and the amended reports containing the Further Restatement).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Commitment Reduction and Limited Waiver, dated as of January 15, 2015, by and among Orthofix International N.V., Orthofix Holdings, Inc. and certain of their wholly owned subsidiaries, and certain lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: January 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Commitment Reduction and Limited Waiver, dated as of January 15, 2015, by and among Orthofix International N.V., Orthofix Holdings, Inc. and certain of their wholly owned subsidiaries, and certain lender parties thereto.